                                                                   Exhibit 10.17

                                  OFFICE LEASE

        THIS office LEASE ("Lease") is made as of this 1st day of January, 2003, by and between GREAT AMERICAN INSURANCE COMPANY, an Ohio corporation ("Landlord"), and INFINITY PROPERTY AND CASUALTY CORPORATION, an Ohio corporation ("Tenant").

                                   WITNESSETH:

        In consideration of the mutual covenants, conditions and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

        SECTION 1. DEFINITIONS

                1.1 "Additional Rent" shall mean all sums required to be paid by Tenant pursuant to this Lease, excepting Base Rent.

                1.2 "Building" shall mean that building located at 11975 Westline Drive, St. Louis, Missouri 63146, as shown on Exhibit A.

                1.3 "Commencement Date" shall mean the date of this Lease.

                1.4 "Common Areas" shall mean the areas located on, in or about the Building and the Premises, which are designated from time to time by Landlord for common (i.e., nonexclusive) use or benefit for the occupants of the Building and their officers, agents, employees, customers and invitees. The Common Areas include (without limitation) the following items as well as any additional items designated by Landlord from time to time: vacant (non-leasable) areas, passages for trucks and automobiles, roadways, walkways, the roof of the Building, curbs, corridors, courts and arcades, together with facilities such as washrooms, lounges, drinking fountains, toilets, stairs, ramps, elevators, escalators, signage, light fixtures, loading docks, with facilities appurtenant to each, and common utility facilities (including water retention facilities, sewers, sewer lines, gas and electric service facilities and lines, and common water lines), water filtration and treatment facilities, whether located within or without the Building.

                1.5 "Events of Default" shall mean the events of default set forth in Section 23.1.

                1.6 "Exhibit(s)" shall mean the following Exhibits which are attached to and are a part of this Lease:

                Exhibit A - Description of Building

                Exhibit A-1 - Floor Plan

                Exhibit B - Rules and Regulations


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                1.7 "Lease Year" shall mean during the term of this Lease each successive twelve (12) calendar month period commencing on the Rent Commencement Date, except if the Rent Commencement Date occurs on a date other than the first day of a month, the first Lease Year shall begin on the first day of the immediately succeeding month and the last day of each Lease Year shall be the last day of the month during which the Rent Commencement Date occurs, and except that in the event of the termination of this Lease on any day other than an anniversary date of the day before the Rent Commencement Date, then the last Lease Year shall be the period from the end of the preceding Lease Year to such date of termination.

                1.8 "Mortgage" shall mean any mortgage or other security interest now or hereafter encumbering all of any part of Landlord's interest in and to the Premises, together with any and all amendments or modifications thereof.

                1.9 "Mortgagee" shall mean the holder of any Mortgage.

                1.10 "Primary Term of Lease" shall mean two (2) Lease Years, commencing on the Rent Commencement Date.

                1.11 "Rent Commencement Date" shall mean the Commencement Date.

                1.12 "Tenant's Floor Area" means (i) in the case of a single tenancy floor, all floor area measured from the inside surface of the exterior wall to the inside surface of the opposite exterior wall, excluding only the areas ("service areas") within the outside walls used for the Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts, but including any such service areas which are for the specific use of the particular tenant such as special stairs, plus a pro rata allocation of the square footage of the Building's Common Areas; and (ii) in the case of a partial floor, all floor areas within the inside surface of the exterior wall to the midpoint of the walls separating areas leased by or held for lease to other tenants to the inside surface of walls separating areas used for corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, electric and telephone closets, and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "on-floor common areas"), and from Common Areas, excluding only service areas, but including service areas which are for the specific use of the particular tenant, and a proportionate part of the on-floor common areas on such floor, plus a pro rata allocation of the square footage of the Common Areas. No deductions from floor area are made for columns or projections necessary to the Building. Tenant's Floor Area in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 13,837 rentable square feet. As used herein, the term "Tenant's Floor Area" shall mean 13,837 rentable square feet.

                1.13 "Term" shall mean the period during which this Lease remains in full force and effect. As used herein, the phrase "term of this Lease", "term hereof" or any similar phrase shall include, where appropriate, the Primary Term, renewal term(s), if any, and any holdover period.


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        SECTION 2. LEASE OF PREMISES AND TERM


                2.1 Premises. Landlord leases to Tenant, and Tenant leases from Landlord, that part of the Building shown outlined on the floor plan attached as Exhibit A-1 to this Lease, (the "Premises"), together with all appurtenant rights, privileges and easements. The Premises is leased to Tenant subject to all easements, conditions and restrictions of record. In addition, Landlord grants to Tenant, its employees, licensees, and invitees, the nonexclusive easement to use the Common Areas from time to time existing within the Building.

                2.2 Term. The Premises is leased to Tenant for the term in accordance with the terms and conditions of this Lease. Provided Tenant is not in default under the terms of this Lease, Tenant shall have the option to renew this Lease for an additional term of two (2) years. Tenant shall exercise said option by giving Landlord written notice of such exercise not less than one hundred twenty (120) days prior to the end of the Primary Term. If Tenant shall fail to give such notice by said date, this option shall automatically terminate.

        SECTION 3. RENTAL

                3.1 Base Rent. Commencing on the Rent Commencement Date, Tenant shall pay Landlord as Base Rent for the Premises during each Lease Year of the term hereof the following sums.

        Primary Term:

        Base Rent Per               Base Rent Per         Base Rent
        Square Foot                 Lease Year            Per Month
        -----------                 ----------            ---------
        $18.00                      $240,966.00           $20,080.50

                3.2 Manner of Payment of Base Rent. Base Rent shall be paid in equal monthly installments, in advance, on the first day of each successive month during the term hereof, without demand, deduction, counterclaim or setoff, at Landlord's notice address as set forth below in Section 31 or at such other address as Landlord may designate by written notice to Tenant.

                3.3 Additional Rent. Tenant shall pay as Additional Rent all additional sums, charges or amounts whatsoever to be paid by Tenant to Landlord in accordance with this Lease, whether or not such sums, charges or amounts are referred to as additional rent (collectively referred to as "Additional Rent").

                3.4 CPI Adjustment. The Base Rent for each Lease Year during the Term hereof subsequent to the first Lease Year shall be increased in the same amount of any increase in the Consumer Price Index during the preceding Lease Year. Such increase shall be calculated by multiplying the annual Base Rent by a fraction whose numerator is the Consumer Price Index for the twelfth month of the preceding Lease Year and whose denominator is the Consumer Price Index for the first month of such Lease Year. In no event shall the Base Rent be decreased due to changes in


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the Consumer Price Index. For purposes hereof "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, published by the Bureau of Labor Statistics of the United States Department of Labor, All Items (1982-84=100).

        SECTION 4. EXPENSES AND ESCALATIONS PAID BY TENANT

                4.1 Definitions. For the purposes of this Lease, the following terms shall have the following meanings:

                        4.1.1 "Taxes" shall mean real estate taxes and assessments and impositions, general and special, ordinary and extraordinary or otherwise, including, but not limited to, service charges/payments in lieu of, addition to, or substitution for, real estate taxes, levied upon or with respect to the Building and the land upon which the Building is located, imposed by federal or state or local governments (excluding income, franchise, capital stock, estate or inheritance taxes or taxes based on receipt of rentals, unless the same shall be in substitution for or in lieu of a real estate tax or assessment) and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the operation of the Building; provided that, if because of any change in the method of taxation of real estate any other or additional tax or assessment is imposed upon Landlord or Tenant or upon or with respect to the Building or the rents or income therefrom, or in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax, or personal property tax of the type described above, then such other tax or assessment shall also be deemed a real estate tax. For purposes hereof, Taxes for any year shall be taxes which are assessed or become a lien during such year.

                        4.1.2 "Insurance Costs" shall mean all insurance premiums and other charges payable by Landlord in order to procure and maintain in full force and effect, liability insurance for personal injury, death and property damage, fire, casualty and extended coverage insurance with theft, vandalism, malicious mischief and sprinkler damage endorsements, workers' compensation insurance or similar insurance covering personnel, fidelity bonds for personnel, insurance against liability for assault and battery, arrest, full plate glass insurance, boiler insurance, rent loss insurance, and such other insurance upon or with respect to the Building, the land upon which the Building is located, and which Landlord may deem advisable.

                        4.1.3 "Operating Expenses" shall mean all costs and expenses incurred by or on behalf of Landlord in operating, managing, insuring, securing and maintaining the Building and Common Areas, including, but not limited to, all costs and expenses of operating, maintaining, repairing, replacing, lighting, signing, cleaning, painting, striping, policing of, and securing, the Common Areas (including, but not limited to, costs of uniforms, equipment and employment taxes). Operating Expenses shall also include, but shall not be limited to, alarm and life safety systems; cost of cleaning all exterior glass, surfaces and materials in the Common Areas; maintenance of sprinkler systems serving the Building and the Premises; removal of water, snow, ice, trash and debris; and payments toward mass transit or car pooling facilities or otherwise as required by federal, state or local governmental authorities; any and all parking surcharges; all license and permit fees that may result from any environmental or other laws, rules, regulations, guidelines and orders; costs and expenses in connection with maintaining federal, state or local governmental ambient air and environmental standards and the costs of all materials, supplies and


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services purchased or hired therefor; operation of public toilets; installing and renting of signs; fire protection; maintenance, repair and replacement of utility systems serving the Common Areas, including without limitation, water, sanitary sewer and storm sewer and storm water lines and other utility lines, pipes and conduits, costs and expenses of operating sewage treatment facilities; costs and expenses of inspecting, and depreciation of, machinery and equipment used in the operation and maintenance of the Common Areas and personal property taxes and other charges (including, but not limited to, leasing, financing or rental costs) incurred in connection with such equipment; costs and expenses of the coordination and use of any truck docks and loading facilities serving the Building; costs and expenses of repair or replacement of awnings, paving, curbs, walkways, landscaping, drainage, pipes, ducts, conduits and similar items, and plate glass, lighting facilities and the roof of the Building; costs and expenses of planting, replanting and replacing flowers, shrubbery and planters; costs and expenses incurred in the rental of music program services and loudspeaker systems, including furnishing electricity therefor; costs of providing energy to light, heat, ventilate and air condition areas in which the Common Areas are located and the Premises and the maintenance and repair of such equipment; cost of water services, if any, furnished by Landlord for the nonexclusive use of all tenants; parcel pickup and delivery services; shuttle services, if any; storm drainage facilities until dedicated for public purposes; and administrative and overhead costs. Landlord may elect to amortize any of the foregoing costs and expenses over a useful life determined in accordance with generally accepted accounting principles.

                4.2 Tenant's Share of Taxes, Insurance Costs, and Operating Expenses. Tenant shall pay Landlord each Lease Year during the term of this Lease, on account as Additional Rent, Tenant's Share of Taxes, Tenant's Share of Insurance Costs, and Tenant's Share of Operating Expenses. Tenant's Share of Taxes shall be calculated by multiplying the amount of Taxes by a fraction, the numerator of which shall be Tenant's Floor Area and the denominator of which shall be Landlord's Total Floor Area. Tenant's Share of Insurance Costs shall be calculated by multiplying the amount of Insurance Costs by a fraction, the numerator of which shall be Tenant's Floor Area and the denominator of which shall be Landlord's Total Floor Area. Tenant's Share of Operating Expenses shall be calculated by multiplying the amount of Operating Expenses by a fraction, the numerator of which shall be Tenant's Floor Area and the denominator of which shall be Landlord's Commercial Floor Area. For the Lease Year in which the term hereof commences or terminates, the provisions of this Section shall apply, but Tenant's Share of Taxes, Insurance Costs, and Operating Expenses for such year shall be subject to a pro rata adjustment based upon the number of days of such Lease Year falling within the Term.

                4.3 Statements. Within one hundred twenty (120) days following the end of each Lease Year, Landlord shall furnish to Tenant a statement showing: (a) Taxes, Insurance Costs and Operating Expenses for the preceding Lease Year; and (b) Tenant's Share of Taxes, Insurance Costs and Operating Expenses.

                4.4 Estimated Payments. The payment of any additional charges pursuant to this Section 4 shall be made as follows:

                Tenant's Share of Taxes, Insurance Costs and Operating Expenses shall be paid in monthly installments in amounts estimated from time to time by Landlord, each such installment being due in advance on the first day of each month of each Lease Year. At any time during each


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Lease Year, Landlord may re-estimate Tenant's Share of Taxes, Insurance Costs and Operating Expenses and adjust Tenant's monthly installments payable during such Lease Year to reflect more accurately Tenant's Share of Taxes, Insurance Costs and Operating Expenses.

                        4.4.1 Following the end of each Lease Year, the estimated payments made by Tenant shall be reconciled against the actual amount of Tenant's Share of Taxes, Insurance Costs and Operating Expenses set forth in Landlord's statement rendered in accordance with Section 4.3. On the date for payment of the next monthly installment of Base Rent under this Lease following the delivery of the annual statement to Tenant, Tenant shall pay to Landlord Tenant's Share of any Taxes, Insurance Costs and Operating Expenses for the Lease Year immediately preceding the statement less a credit for the amount paid in advance pursuant to Section 4.4. In the case of a decrease in Tenant's Share of Taxes, Insurance Costs and Operating Expenses for the Lease Year immediately preceding the then current Lease Year, Landlord shall adjust Tenant's estimated payments under Section 4.4. accordingly. If Tenant's estimated payments during the last Lease Year of the term hereof exceed the actual amounts determined to be owed as shown in Landlord's final statement, Landlord shall refund the difference in cash to Tenant. The parties' obligation for the payment or refund of additional charges shall survive the expiration or earlier termination of this Lease.

                4.5 Fiscal Year. Landlord reserves the right to establish a fiscal year (the "Fiscal Year") for purposes of making the annual determination of the Taxes, Insurance Costs and Operating Expenses. If such Fiscal Year is established, the expenses and escalations described in this Section 4 shall be determined on a Fiscal Year to Fiscal Year basis, with appropriate prorations being made for any Lease Year beginning before or ending after a full Fiscal Year.

                4.6 Net Payments. It is Landlord's and Tenant's intent that the rent payable under this Lease be absolutely and unconditionally net to Landlord. Tenant therefore covenants and agrees with Landlord to pay and discharge, without prior notice or demand, on a timely basis, all rent including Base Rent and Additional Rent and all obligations of every kind and nature whatsoever relating to the Premises including the maintenance, repair, improvement, alteration, operation and restoration which may arise or become due during the term of this Lease, excepting only any costs, expenses, or obligations which are the responsibility of Landlord under express provisions of this Lease. Tenant does hereby indemnify Landlord against, and agrees to hold, save and defend Landlord harmless from and against, all such costs, expenses and obligations in accordance with the terms of this Lease. Tenant further covenants and agrees with Landlord that Tenant shall not be entitled to any abatement, deduction, deferment, suspension or reduction of, or set-off, defense or counterclaim against, Base Rent, Additional Rent or any other charges or sums payable by Tenant under this Lease. The express intention and understanding of the Landlord and Tenant is that the covenants and obligations of Landlord and Tenant hereunder shall be for all purposes separate and independent.

        SECTION 5. LATE PAYMENT If Tenant shall fail to pay any installment of Base Rent or Additional Rent on or before ten (10) days after the date due, each such unpaid installment shall bear interest from the date it was due until paid at the rate equal to five percent (5%) in excess of the prime rate of interest charged by The Fifth Third Bank, or its successor in interest, such rate of interest to change as The Fifth Third Bank changes its prime rate of interest from time to time. In


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addition thereto and to the extent permitted by applicable law, if Tenant shall fail to pay any rents, charges, or other sums within ten (10) days after the same become due and payable, then Tenant shall also pay to Landlord as Additional Rent, to cover Landlord's additional overhead and administrative costs and expenses arising out of such late payment, the amount of One Hundred Dollars ($100.00) per month for each calendar month or part thereof from the due date to the date of payment.

        SECTION 6. CONSTRUCTION PROVISIONS

                6.1 Construction of Building. Landlord reserves the right to make changes and substitutions as Landlord deems necessary or desirable in the materials and other features of the Building.

                6.2 Condition of Premises and Building. On the Commencement Date of this Lease, Tenant shall accept the Premises and the Building (including all improvements, personalty and appurtenances) in their then present, "as is" condition, subject to Landlord's obligations under Section 6.3 of this Lease, and subject to Section 33, reserving, however, unto Landlord, the exterior face of exterior walls and/or the exterior face of service corridor walls, the roof and the use of the aforesaid areas and the right to install, maintain, use, repair and replace such pipes, duct work, support columns, conduits, utility lines, tunneling, wires and the like in, through, under or above the Premises, through ceiling plenum areas, column space and in or beneath floor slabs, as may be reasonably necessary or advisable for the servicing of the Premises and the servicing, alteration, addition, or deletion of other portions of the Building. Tenant covenants and agrees that it has examined and knows the condition of the Premises. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation as to the condition (or to the state of repair) of the Premises. Tenant's taking possession of the Premises shall be conclusive evidence, as against Tenant, that the Premises was in good order and satisfactory condition when Tenant took possession.

                6.3 Landlord's Compliance with Laws. Landlord shall be responsible for compliance, at Landlord's sole cost and expense, with all statutes, rules, ordinances, orders, codes, and regulations, and legal requirements and standards issued thereunder, as the same may be enacted and amended from time to time (collectively referred to in this Lease as the "Laws"), which are applicable to all or any part of the physical condition and occupancy of the Building (excluding the Premises, which shall be Tenant's responsibility as specified in Section 7.2), the Common Areas, and the land or additions thereto.

        SECTION 7. USE

                7.1 Permitted Uses. Tenant shall use and occupy the Premises solely for general office purposes and for no other use or purpose whatsoever.

                7.2 Compliance with Laws and Insurance Requirements. In its use and occupancy of the Premises, Tenant shall, at Tenant's sole cost and expense,
(a) comply with all laws, orders, ordinances, regulations and lawful directions of federal, state, county and municipal authorities; (b) comply with all recommendations of any public or private agency having authority over insurance rates with respect to the use or occupancy of the Premises by Tenant; and (c) install


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and maintain any fire extinguishing apparatus required by local regulations or the requirements of insurance underwriters. If Tenant fails to comply with any such laws, orders, ordinances, regulations, or lawful directions or recommendations or requirements, then in addition to any other remedies available to Landlord, Landlord may pay such amounts and/or take such actions as Landlord deems advisable to place Tenant in compliance with such provisions, and all amounts so expended by Landlord shall be reimbursed by Tenant with interest in the manner provided in Section 26 of this Lease. Tenant shall not do or permit to be done any act or thing on the Premises which will invalidate or be in conflict with casualty insurance policies or will increase the rate of casualty insurance covering the Building. If because of Tenant's failure to comply with the provisions of this Section, the casualty insurance premiums on the Building or its contents are increased, Tenant shall pay Landlord the amount of such increase caused by the failure of Tenant to comply with the provisions of this Section.

                7.3 Manner of Use. Tenant shall not commit or suffer any waste or damage to the Premises or the Building, shall keep the Premises free of nuisances, shall not overload the floors or other structural parts of the Premises and/or the Building, and shall not commit or suffer any act or thing on the Premises which is illegal or dangerous, or which unreasonably disturbs other tenants. In accordance with the Surgeon General of the United States, to maintain a healthy work environment, Landlord has designated the Building a non-smoking building. It is Tenant's responsibility to see that all staff and clientele are made aware of this policy and its enforcement.

        SECTION 8. LANDLORD'S CLEANING/JANITORIAL SERVICES As long as Tenant is not in default hereunder, Landlord shall provide cleaning service pursuant to standards determined by Landlord from time to time for the Premises after hours on business days, and washing of windows at intervals reasonably established by Landlord. Tenant shall pay to Landlord the costs of removing from the Premises and the Building any refuse and rubbish which exceeds the refuse and rubbish usually attendant to the use of the Premises as offices. Bills rendered for such costs shall be due and payable on the first day of the month following the month during which Landlord provides such removal service. Landlord shall not be responsible to provide continuous cleaning or any other cleaning services other than standard overnight janitorial services typically furnished in office buildings comparable to the Building in St. Louis, Missouri.

        SECTION 9. UTILITIES

                9.1 Ventilation and Air Conditioning. Landlord shall provide capacity to the Premises for Tenant to distribute, heat, ventilation and seasonal air conditioning to the Premises for general office purposes. Tenant shall not make any alterations or additions to the ventilation and air conditioning equipment without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

                9.2 Electricity. Tenant shall make all the necessary arrangements through Landlord with the appropriate public utility for the supplying of electric current to the Premises and the cost of such electricity used in connection with Tenant's operations on the Premises shall be separately metered or submetered (at Tenant's cost) and paid directly to the public utility by Tenant. Tenant agrees that Tenant's use of electric current shall never exceed the capacity of existing feeders, risers and wiring installations in the Building. Tenant shall not make any alterations or additions to the electrical equipment, appliances or installations without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

                9.3 Gas. Tenant shall make all the necessary arrangements through Landlord with the appropriate public utility for the supplying of gas to the Premises and the cost of such gas used in connection with Tenant's operations on the Premises shall be included in Landlord's Operating Expenses. Landlord shall have the right to have the gas to the Premises measured by separate meters, or submeters, installed by Landlord or by any other means as directed by the utility company, at Tenant's expense, and to charge Tenant for the cost of such gas based on Tenant's usage determined from such meters or submeters. Tenant shall not make any alterations or additions to the equipment, appliances or installations carrying gas to the Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

                9.4 Water. Tenant shall make all the necessary arrangements through Landlord with the appropriate public utility for the supplying of water to the Premises and the cost (including without limitation, any and all sewer rents, taxes or levies assessed in connection with metered consumption) of such water used in connection with Tenant's operations on the Premises, shall be included in Landlord's Operating Expenses. Landlord shall have the right to have the water to the Premises measured by separate meters, or submeters, installed by Landlord or by any other means as directed by the utility company, at Tenant's expense, and to charge Tenant for the cost of such water based on Tenant's usage determined from such meters or submeters. Tenant shall not make any alterations or additions to the water supply system without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

                9.5 Service Interruptions. Landlord shall not be liable for any damage to Tenant caused by any disruption of utility services to the Premises. Landlord shall not, in any way, be liable or responsible to Tenant for any loss, damage or expense which Tenant may incur if the quantity or character of utility services is changed or if a service is no longer available or suitable for Tenant's requirements. Landlord reserves the right, without being liable to Tenant and without abatement or diminution in Base Rent or Additional Rent, to temporarily suspend, delay or stop any of the utility services whenever necessary due to any cause specified in Section 32, or for emergency, inspection, repairs, replacements, alterations, improvements or renewals which in Landlord's reasonable judgment are desirable or necessary. Cessation of services due to any causes described in the preceding sentence, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Base Rent or Additional Rent, nor relieve Tenant from fulfillment of any covenant or agreement of this Lease. Notwithstanding anything to the contrary contained herein, Landlord agrees that it shall make reasonable efforts in exercising the rights reserved to Landlord not to unreasonably inconvenience or interfere with Tenant's business operation while services are suspended, delayed or stopped. Tenant nonetheless shall have no right to terminate or repudiate this Lease, and shall have no claim for rebate or abatement of rent or damages, on account of any resulting interruptions in service occasioned thereby.

        SECTION 10. REPAIRS, REPLACEMENTS AND ALTERATIONS BY TENANT

                10.1 Tenant's Repairs. Tenant shall, at Tenant's sole cost and expense, maintain the Premises and the fixtures and appurtenances therein including, but not limited to, entrances and vestibules, partitions, windows, window frames, glass, moldings, doors, door openers, light bulbs, fluorescent tubes, lighting fixtures (including component parts such as starters, ballasts, lenses or grills), heating and ventilation systems, electrical systems, plumbing systems, all other utilities systems serving the Premises, furnishings and all other items of Tenant's Work in good condition and repair, but Tenant shall not be responsible to make (a) structural repairs; or (b) repairs required to be made by Landlord pursuant to Section 16. Tenant shall from time to time upon request furnish proof reasonably satisfactory to Landlord that all such systems and equipment are being serviced in accordance with the maintenance/service contract.

                10.2 Alterations and Improvements. Tenant shall make no alterations, additions or improvements on or within the Premises, and Tenant shall attach no fixtures or equipment to the interior of the Premises, without the prior approval of Landlord, which approval may be withheld in Landlord's sole discretion.

                10.3 Work Done By Tenant. All repairs and approved installations, alterations, additions or other improvements made by Tenant shall be made in a good and workmanlike manner, between such hours and by such contractors or mechanics as may be approved in writing by Landlord, and in such a way that utilities will not be interrupted and other tenants and occupants of the Building will not suffer unreasonable inconvenience or interference.

                10.4 Ownership of Improvements. All alterations, decorations, installations, additions or improvements upon the Premises made by either party, except Tenant's movable trade fixtures and furniture shall, unless Landlord elects otherwise (by notice in writing to Tenant given not less than twenty (20) days prior to the expiration of the term hereof), become the property of Landlord and remain upon, and be surrendered with, the Premises, as a part thereof, at the end of the term hereof. If Landlord elects otherwise, Tenant shall, at Tenant's sole cost and expense, remove such alterations, installations, additions or improvements made by Tenant upon the Premises as Landlord shall so elect, and Tenant shall repair and restore any damage to the Building or the Premises caused by such removal.

        SECTION 11. TENANT'S DAMAGE TO PREMISES OR BUILDING: HEAVY EQUIPMENT

                11.1 Damage Caused By Tenant. All damage or injury to the Premises, the Building, or any fixtures, appurtenances and equipment, caused by Tenant or Tenant's employees, agents, contractors, invitees or licensees, shall be repaired, restored and replaced promptly by Tenant, at Tenant's sole cost and expense, in quality and class equal to the original work or installations and to the satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements with due diligence, the same may be made by Landlord for the account of Tenant and the cost shall be reimbursed to Landlord in accordance with Section 24.

                11.2 Heavy Equipment. Tenant shall not bring into the Building or place in the Premises any safe, heavy machinery, heavy equipment, freight, bulky material, fixtures or computer equipment without first obtaining Landlord's written consent. The moving and location of any such items within the Building and Premises shall be subject to Landlord's prior approval.

        SECTION 12. INDEMNITY, LIABILITY, PROPERTY DAMAGE

                12.1 (a) Tenant's Indemnity. Tenant agrees to indemnify, defend and save Landlord, and their employees, officers, partners and representatives, harmless from and against any and all liabilities, losses, injuries, claims, damages, costs, suits, judgments and other expenses whatsoever, including attorneys' fees, which may occur or be claimed with respect to bodily injury to or death of any persons or damage to or destruction of property of Tenant's or of third persons resulting from or arising out of Tenant's, its employees, agents, subtenants and invitees, occupancy or possession or use of the Premises or from any work done by or on behalf of Tenant in or about the Premises, including, but not limited to, the performance of Tenant's Work, during the term of this Lease or resulting from or arising out of a breach of, or default in the performance of any of Tenant's obligations under, this Lease.

                     (b) Landlord's Indemnity. Landlord agrees to indemnify, defend and save Tenant, and its employees, officers, partners and representatives, harmless from and against any and all liabilities, losses, injuries, claims, damages, costs, suits, judgments and other expenses whatsoever, including reasonable attorneys' fees, which may occur or be claimed with respect to bodily injury to or death of any persons or damage to or destruction of property of any persons or damage to or destruction of property occurring in or about the Premises or the Building caused by the negligence or willful misconduct of Landlord or its agents, employees, or invitees, or from any work done by or on behalf of Landlord in or about the Premises or the Building.

                12.2 Tenant's Insurance. Tenant shall carry and maintain public liability insurance on the Premises throughout the Term covering Tenant and Landlord as named insureds and, if Landlord elects, any Mortgagee, with terms and in companies licensed and authorized to do business in the State of Missouri and satisfactory to Landlord, which insurance companies are rated A minus VII or better by the current Best's Key Rating Guide or the equivalent in subsequent editions, and for limits of not less than $2,500,000.00 for personal injury or death arising out of any one occurrence and not less than $1,000,000.00 for damage to property arising out of any one occurrence. Such minimum coverages shall be periodically adjusted during the term of this Lease as Landlord or any Mortgagee shall require. Tenant shall also carry all risk casualty insurance, including theft coverage written at replacement cost value and with replacement cost endorsements covering all of Tenant's personal property in the Premises (including, but not limited to, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Premises by or on behalf of Tenant, regardless of whether any such items will constitute fixtures and be surrendered to Landlord upon expiration of the Term. Tenant shall also carry plate glass insurance on all interior and exterior glass in or on the Premises and business interruption insurance satisfactory to Landlord. All such policies shall be cancelable only upon thirty (30) days' prior written notice to Tenant and Landlord. Prior to the commencement of the Term and within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with copies of such policies or certificates evidencing that such insurance is in full force and effect and stating the terms of the insurance.

                12.3 Landlord's Insurance. Landlord shall at all times during the Term of this Lease carry a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises; and, notwithstanding anything contained herein to the contrary. If the tenant finish improvements or any alterations or improvements made by Tenant to the Premises result in an increase in the premiums charged during the Term of this Lease on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as Additional Rent after being separately billed therefor.

        SECTION 13. LOSS OR DAMAGE TO TENANT'S PERSONALTY All of Tenant's personal property placed in or about the Building or the Premises shall be at Tenant's sole risk, and Landlord and Landlord's agents and employees shall not be liable to Tenant, or Tenant's agents or employees, for any business interruption, theft, loss or misappropriation, or for any damage or injury due to, among other things, explosion, water, rain, snow, frost, steam, gas, electricity, heat, cold, dampness, falling plaster, sewage, odors, noise, leaks from any part of the Building or the roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, or any act or neglect of other tenants or occupants of the Building or of any other person or from any other cause whatsoever, and Landlord shall not be liable for any latent or other defect in the Premises or in the Building. Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises or of any defects, damage or injury in the Premises or in any fixtures or equipment. In no event shall Landlord be liable to Tenant or any party claiming under Tenant for any business interruption which may result from fire or other casualty causing damage or injury to the Premises or to any fixtures, equipment, or personal property in the Premises.

        SECTION 14. DAMAGE BY FIRE OR OTHER CASUALTY

                14.1 Landlord's Obligations to Restore. If the Building or the Premises are partially damaged by fire or other casualty, Landlord, to the extent of insurance proceeds available to Landlord, shall repair and restore the damaged portion of the Building and the Premises to substantially their condition prior to such fire or other casualty, except that Landlord shall not be required to repair or restore Tenant's Work or any other leasehold improvements installed in the Premises by Tenant.

                14.2 Right to Terminate Lease. If a substantial portion or all of the Premises or the Building is damaged as a result of fire or other casualty (a "Casualty"), and (i) the Premises are (a) rendered wholly untenantable, or
(b) damaged as a result of any cause which is not covered by Landlord's insurance, or (c) damaged or destroyed in whole or in part during the last three
(3) years of the term hereof, or (d) the cost of replacement of the Premises shall exceed fifty percent (50%) of the then insured value thereof; or (ii) the Building shall be so substantially damaged that it is reasonably necessary in Landlord's sole judgment to demolish the Building for the purpose of reconstruction; or (iii) the Building is damaged to the extent of fifty percent (50%) or more of Landlord's Floor Area or fifty percent (50%) of the then insured value of the Building, then, in any of such events, Landlord may elect to terminate this Lease by giving Tenant notice of such election within one hundred twenty (120) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and all rental amounts (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of Tenant's obligations hereunder) shall be adjusted as of the date of such termination.

                14.3 Restoration of Premises by Tenant. If this Lease is not terminated pursuant to Section 14.2, Tenant shall as promptly as practicable after the occurrence of any damage or destruction make such repairs and replacements in the Premises as are necessary to restore Tenant's leasehold improvements to their condition immediately prior to the occurrence of such casualty.

        SECTION 15. WAIVER OF SUBROGATION Notwithstanding any other provisions of this Lease, Landlord, and/or their officers, partners, employees or agents shall not be liable for any loss or damage to Tenant's Work or any fixtures, furnishings, leasehold improvements or personal property located or found in the Premises caused by fire or other perils covered by a standard policy of fire and extended coverage insurance, including vandalism and malicious mischief endorsements, or which was required to be covered by Tenant's insurance hereunder, and Tenant waives all rights of subrogation against Landlord with respect to such perils. Notwithstanding any other provisions of this Lease, Tenant shall not be liable for loss or damage to the Building, other than the Premises, or Landlord's Work caused by fire or other perils covered by a standard policy of fire and extended coverage insurance, including vandalism and malicious mischief endorsements, or which was required to be covered by Landlord's insurance hereunder, and Landlord waives all rights of subrogation against Tenant with respect to such perils. Landlord and Tenant shall procure endorsements from their respective insurers waiving such rights.

        SECTION 16. CONDEMNATION

                16.1 Right to Award. All compensation awarded for any condemnation of the Premises or the Building, or any interest or right in all or part of any of these, shall belong to and shall be the property of Landlord. Tenant hereby assigns to Landlord all of its rights, if any, with respect to all such compensation; provided however, that nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority if permitted by law for moving expenses or the expense of removal of Tenant's trade fixtures, if and only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord.

                16.2 Right to Terminate. In the event of a condemnation and taking for any public or quasi-public use, or a transfer in lieu of such condemnation and taking (the "Taking") of all of the Premises or twenty percent (20%) or more of the land area of the Building, Landlord shall have the option to terminate this Lease by written notice thereof to Tenant. In the event of such notice by Landlord, this Lease and the rights and obligations of the parties hereunder shall cease and terminate as of the date of transfer of title or possession to the condemning authority of the Premises or that part of the land area of the Building taken, whichever occurs first. All rent payable hereunder shall be prorated as of such date.

        SECTION 17. SUBORDINATION TO MORTGAGES This Lease and all of Tenant's rights hereunder are subject and subordinate to any Mortgage now or hereafter placed on or affecting the Building, and all renewals, modifications, replacements, amendments and extensions thereof. Upon written request or notice by Landlord, concurred in by any Mortgagee of the Building or any part thereof which includes the Premises, or by any person, firm or corporation intending to become a Mortgagee, Tenant agrees to subordinate its rights under this Lease to the lien or liens of any Mortgage and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the Mortgagee named in a Mortgage shall agree to recognize the lease of Tenant in the event of foreclosure if Tenant is not in default. Tenant also agrees that any Mortgagee may elect to have this Lease prior to the lien of its Mortgage, and in the event of such election and upon notification by such Mortgagee to Tenant to that effect, this Lease shall be deemed prior in lien to the Mortgage, whether this Lease is dated prior to or subsequent to the date of the Mortgage. Tenant agrees that, upon the request of Landlord or any Mortgagee named in such Mortgage, it will execute and deliver whatever instruments may be required for such purposes. Tenant will, in the event of the sale or assignment of Landlord's interest in the Building or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under any Mortgage covering the Building, attorn to and recognize such purchaser or Mortgagee as Landlord under this Lease to the same extent and effect as the original Landlord.

        SECTION 18. ESTOPPEL CERTIFICATES Tenant agrees that at any time and from time to time upon not less than fifteen (15) days prior written notice by Landlord or upon request from any Mortgagee, Tenant shall execute, acknowledge and deliver to Landlord, and/or any Mortgagee a statement in writing certifying
(i) whether this Lease is unmodified and in full force and effect (or if there has been modifications, whether this Lease is in full force and effect, as modified, with such modifications being identified); (ii) the date to which the Base Rent, Additional Rent, and other charges have been paid; (iii) whether there exists any default, set-off, defense or other claim against Landlord (and if so, specifying the nature of same) under the provisions of this Lease; and
(iv) any other facts or conditions relating to this Lease as reasonably requested.

        SECTION 19. ASSIGNMENT AND SUBLETTING Tenant shall have no right to assign this Lease or sublet the Premises. For purposes of this Lease, any assignment of this Lease by operation of law, and any change in control or management of Tenant by merger, consolidation, sale of assets, sale of stock, sale of partnership interests or other means of transferring ownership and control of Tenant or Tenant's business, or the management of Tenant or Tenant's business shall be deemed an assignment of this Lease.

        SECTION 20. SURRENDER AT END OF TERM Tenant covenants and agrees to deliver up and surrender to Landlord possession of the Premises upon the expiration or earlier termination of this Lease, as herein provided, in as good condition as at the commencement of the term hereof, or as improved during the term hereof, subject to reasonable wear and tear since the date of the most recent replacements. In the event Tenant or any party claiming under Tenant remains in possession of the Premises or any part thereof after the expiration of this Lease without Landlord's consent, no tenancy or interest in the Premises will result, and such action shall result in unlawful detainer and that party shall be subject to immediate eviction and removal. In the event Tenant remains in possession of the Premises after the expiration of this Lease with Landlord's written consent but without the execution of a new Lease, it shall be deemed to be occupying the Premises as a tenant from month to month at a rental equal to two hundred percent (200%) of the Base Rent herein provided and otherwise subject to all the conditions, provisions and obligations of this Lease, including, but not limited to, Tenant's obligation to pay Tenant's Share of Taxes, Insurance Costs, and Operating Expenses, and other obligations constituting Additional Rent as set forth herein, adjusted as necessary or appropriate to make the same applicable to a month to month tenancy. The foregoing shall not constitute Landlord's consent for Tenant to holdover. In the event Tenant remains in possession of the Premises after the expiration of this Lease without Landlord's consent, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including without limitation the loss of any proposed subsequent tenant for any portion of the Premises.

        SECTION 21. SIGNS Tenant shall have no right to install any sign whatsoever on the Premises or the Building without Landlord's prior written approval. In the event Landlord grants its approval to Tenant for the installation of a sign or signs, Tenant shall obtain all governmental permits and/or approvals required for such installation. Tenant shall maintain any such sign(s) in a good state of repair.

        SECTION 22. LIENS Tenant shall not create or permit to be created or to remain, and will promptly discharge, at Tenant's sole cost and expense, any lien, encumbrance or charge upon the Premises or upon Tenant's leasehold interest therein, or any person claiming under or through Tenant including, without limitation, any lien, encumbrance or charge which arises out of the use or occupancy of the Premises by Tenant or by reason of any labor or materials furnished or claimed to have been furnished to Tenant or by reason of any construction, addition, alteration or repair of any part of the Premises. The existence of any mechanic's or vendor's lien, or any right in respect thereof shall not constitute a violation of this Section 24 if payment is not yet due upon the contract for the goods or services in respect of which any such lien has arisen. Without limiting the generality of the foregoing, if any mechanic's lien is filed against the Premises or upon Tenant's leasehold interest therein, Tenant shall, within fifteen (15) days after notice thereof, either (a) pay the lien and obtain a discharge of the same or (b) furnish to Landlord adequate protection against loss or damage on account of such lien by delivering to Landlord a sufficient surety bond or other security satisfactory to Landlord in Landlord's sole discretion. If Tenant shall fail to so pay any such lien or to provide such security, Landlord may (but shall not be obligated to) pay and discharge such lien or provide such surety bond or other security, and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection therewith (including the fee or premium for the bond) within five (5) days after Landlord notifies Tenant of the costs and expenses incurred.

        SECTION 23. DEFAULT

                23.1 Events of Default; Right of Termination. If any one or more of the following events ("Events of Default") shall occur, then Landlord shall have the rights hereinafter provided in this Section 23. Such Events of Default are as follows:

                (a) Tenant fails to pay when due the Base Rent, Additional Rent or any other charges payable hereunder, and such failure continues for five (5) days ,

                (b) Tenant fails to observe or perform any other covenant, agreement or provision hereof and such failure continues for fifteen (15) days after written notice thereof to Tenant; or if such failure cannot with due diligence be cured within such fifteen (15) day period, Tenant fails within such fifteen (15) day period to commence to cure such failure and thereafter prosecute such cure to completion with due diligence,

                (c) Tenant files any proceeding in bankruptcy, or under any state or federal law relating to the relief of debtors,

                (d) Tenant is adjudicated bankrupt upon an involuntary petition, unless such adjudication is vacated or set aside within sixty (60) days,

                (e) A receiver is appointed for Tenant's business or property, unless such appointment is vacated within thirty (30) days after its entry,

                (f) Tenant vacates or abandons the Premises for a total of ten
(10) days or more during the term of this Lease, or

                (g) Tenant sublets the Premises, in whole or in part, assigns this Lease, or in any manner encumbers its leasehold interest or any other interest in the Premises.

                23.2 Right of Re-entry. If any such Event of Default shall have occurred and be continuing after the expiration of the applicable grace period, Landlord may re-enter and take possession of all or any part of the Premises and any or all improvements thereon. Landlord may, with process of law by forcible entry and detainer, ejectment action, action to terminate this Lease, or other available legal means, remove all persons by force or otherwise without being liable in damages for such removal. In such event Tenant shall peacefully and quietly yield up and surrender the Premises to Landlord and remain liable to Landlord for all losses and damages sustained by reason of any such Event of Default. Landlord shall not be liable to Tenant for entry into the Premises for the purpose of inspecting the same, or securing, repairing, or otherwise exercising possession of the Premises after default by Tenant.

                23.3 Damages Upon Termination. In the event of any such Event of Default and the subsequent termination of this Lease by Landlord, Landlord shall be entitled to recover from Tenant (a) all Base Rent and Additional Rent accruing up to the time of such termination, (b) all damages to the Building and the Premises, or other damages (including consequential damages) sustained by Landlord as a result of Tenant's default and the breach of this Lease, and (c) liquidated damages equal to the Base Rent and Additional Rent reserved for the balance of the term of this Lease less an amount determined based upon one of the following which Landlord may elect, in Landlord's sole discretion: (i) the rentals which Landlord is able to actually obtain, or which any tenant or tenants have agreed to pay, during the balance of the term of this Lease, which rentals or agreed rentals shall be presumed to represent the fair rental value of the Premises, or (ii) the fair rental value of the Premises for the balance of the term hereof, determined by any other reasonable method, in Landlord's sole discretion.

                23.4 Remedies in Lieu of Termination. At the option of Landlord and in lieu of terminating this Lease as above provided, Landlord may, with or without legal process, re-enter the Premises and as the agent of Tenant remove all persons and any property of Tenant or any tenant holding under Tenant, and may sublet or relet all or any part of the Premises from time to time for any unexpired part of the then current term of this Lease, and Landlord may collect the rents, applying the same first to the payment of expenses of such re-entry and reletting (including, but not limited to, attorneys' fees, brokerage fees, expenses for redecoration, alterations and other costs in connection with preparing the Premises for new tenants), and then to the payment of the Base Rent and Additional Rent due or to become due under this Lease, and Tenant agrees to pay any deficiency each month as the same becomes due. No such re-entry shall release Tenant from its covenants to pay the Base Rent and Additional Rent provided for in this Lease, and, except insofar as this is inconsistent with any provision of this Lease, no right or remedy conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given under this Lease, or now or hereafter existing in law or in equity. Any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord shall in no event be liable in any way for failure to relet the Premises or, in the event the Premises are relet, for failure to collect the rent under such reletting, however, Landlord shall have the obligation to mitigate its damages using reasonable efforts. Landlord retains sole discretion to approve a proposed Lease to a tenant whose use of space and financial condition fit Landlord's then current criteria for leasing space and Landlord may rent for such market rental value and terms and conditions as Landlord is renting at such time.

                23.5 Attorneys' Fees. In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease, or the collection of any rent due or to become due, or recovery of possession of the Premises, in the hands of any attorney, or files suit upon the same, Tenant agrees to pay Landlord all reasonable attorneys' fees incurred by Landlord.

                23.6 Condition on Landlord's Liability. Tenant shall not be entitled to claim a constructive eviction from the Premises unless Tenant shall have first notified Landlord of the condition or conditions giving rise to such claim, and, if the complaints are justified, Landlord shall have failed within a reasonable time after receipt of such notice to remedy such conditions.

        SECTION 24. LANDLORD'S RIGHT TO CURE All costs, charges, adjustments and expenses which Tenant is obligated to pay under this Lease including, but not limited to, amounts payable in order to release liens, shall be collectible in the same manner as the Base Rent and, in the event of nonpayment, Landlord shall have the same rights and remedies provided for in the case of nonpayment of Base Rent. If Tenant fails to make any payment which Tenant is required to make (other than the payment of Base Rent required by this Lease) including, but not limited to, payment of any utility costs, whether or not separately metered, or shall default in performing any of its obligations under this Lease, then Landlord at Landlord's sole option, and at any time after ten (10) days' written notice to Tenant, may (but shall not be obligated to) make such payment, or cause any such obligation of Tenant to be performed for and on behalf of Tenant, expending such sums as may be necessary to perform or satisfy any such obligation of Tenant. All sums so expended by Landlord, together with interest at a per annum rate of two percent (2%) over the prime rate then in effect at The Fifth Third Bank from the date of such expenditure, shall be deemed part of Additional Rent, and shall be repaid by Tenant to Landlord on demand; but no such payment, act, or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.

        SECTION 25. LIEN FOR RENT In order to perfect and evidence Landlord's lien rights under applicable law and in consideration of the mutual benefits arising under this Lease, Tenant grants to Landlord a lien and security interest in all property of Tenant located at the Premises, and this Lease shall constitute a security agreement under applicable provisions of the Uniform Commercial Code, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant.

        SECTION 26. NO WAIVER No waiver of any condition or covenant of this Lease to be satisfied or performed by Tenant, shall be deemed to imply or constitute a further waiver of the same or any like condition or covenant, and nothing contained in this Lease nor any act of Landlord, except a written waiver signed by Landlord, shall be construed to be a waiver of any condition or covenant to be performed by Tenant. All payments of Base Rent or Additional Rent received by Landlord shall be construed as being on account of the earliest stipulated and unpaid Base Rent or Additional Rent irrespective of endorsements or statements on or accompanying such payments. The acceptance of any such payment shall not be deemed a waiver of any previous or existing default other than the portion of any past due Base Rent or Additional Rent so received.

        SECTION 27. RIGHTS RESERVED BY LANDLORD Without abatement or diminution in Base Rent or Additional Rent, and in addition to any other rights reserved in this Lease, Landlord reserves the following rights:

                27.1 Changing Public Areas. To change the street address and/or the name of the Building and/or change the arrangement and/or location of the Building, parking areas, entrances, passageways, doors, doorways, corridors, stairs, toilets, or other public parts of the Building, without liability to Tenant.

                27.2 Right of Entry. To enter the Premises at all reasonable times (a) to make inspections, decorations, alterations, improvements and repairs to the Premises and the Building and to protect and preserve the same as Landlord may deem necessary or desirable, (b) to erect, use and maintain pipes and conduits in and through the Premises, and (c) to exhibit the Premises to prospective purchasers or tenants of or holders of Mortgages on the Building at any time, and to others during the last six (6) months of the Primary Term. In the event any work in the vicinity of the Premises requires entry into the Premises (whether by Landlord, utility companies, other tenants of the Building or other persons authorized by Landlord) such entry is hereby authorized provided that Tenant's occupancy is not unreasonably disturbed.

                27.3 Repairs and Improvements. At any time or times, Landlord, either voluntarily or pursuant to governmental requirement, may make repairs, alterations or improvements in or to the Building or the Premises or any part of either, and during alterations may temporarily close entrances, doors, windows, corridors, elevators or other facilities.

                27.4 Overtime Charges. To charge to Tenant any expense including, but not limited to, overtime cost incurred by Landlord in the event that repairs, alterations, decorating or other work in the Premises are made or done after ordinary business hours at Tenant's request.

        SECTION 28. ENTRY BY LANDLORD Tenant shall provide Landlord with the names of two (2) persons Landlord may contact for entry into the Premises for Building emergencies, and for other matters arising in administering this Lease. If a representative of Tenant is not present to permit Landlord to enter the Premises at any time that entry is necessary or permissible, Landlord or Landlord's agents may enter by a master key or may, if necessary, forcibly enter the same without any liability, provided that, during such entry, reasonable care shall be accorded to avoid damage or injury to Tenant's property.

        SECTION 29. NOTICES Any notice required or permitted to be given to a party under the provisions of this Lease shall be in writing and shall be deemed to be given upon receipt or first refusal if personally delivered, delivered by courier service, or mailed by certified or registered United States mail, postage prepaid, addressed as follows:

        Landlord:       Great American Insurance Company
                        580 Walnut Street
                        Cincinnati, Ohio   45202

        Tenant:         Infinity Property and Casualty Corporation
                        2204 Lakeshore Drive
                        Birmingham, AL 35209-6787

Either party may, from time to time, change its notice address by notice to the other in accordance with the provisions of this Section.

        SECTION 30. INABILITY TO PERFORM This Lease and the obligation of Tenant to pay Base Rent and Additional Rent and perform all of its other obligations shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or to supply (or is delayed in supplying), any service expressly or impliedly to be furnished, or is unable to make (or is delayed in making), any improvements (including, but not limited to, the performance of Landlord's Work), repairs, additions, alterations or decorations, or is unable to supply (or is delayed in supplying) any equipment or fixtures, if Landlord is so prevented or delayed by reason of strike, lockout or labor dispute, lack or failure of customary sources of supply of fuel, labor and materials, or due to any other cause beyond the reasonable control of Landlord, including without limitation national emergency, any law or governmental rule, order or regulation, war, civil commotion, riot, interference by civil or military authorities, fire or other casualty or act of God (including, but not limited to, flood, earthquake, or other natural disaster).

        SECTION 31. RULES AND REGULATIONS Tenant and Tenant's employees, agents, contractors, invitees and licensees shall observe and comply with such reasonable rules and regulations as Landlord or Landlord's agents may, after notice to Tenant, from time to time adopt. In the event of any inconsistencies between the rules and regulations and the provisions of this Lease, the provisions of this Lease shall override the rules and regulations.

        SECTION 32. NO REPRESENTATION BY LANDLORD Landlord and Landlord's agents have made no representations or promises with respect to the Building or the Premises except as expressly set forth herein.

        SECTION 33. ENVIRONMENTAL INDEMNITY Tenant shall not use all or any portion of either the Building or the Premises for the generation, treatment, storage, disposal, or release, as such terms are defined under applicable Environmental Laws (as defined below), of any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et. seq., as amended, and any and all other environmental, health, or safety-related federal, state or local law, ordinance, rule, regulation, or statute (hereinafter referred to as "Environmental Laws") and shall include, without limitation, asbestos, oil, petroleum products and distillates, and PCBs (any or all of which are hereinafter referred to as "Hazardous Materials").

        Except for de minimis quantities of Hazardous Materials used by Tenant in the ordinary course of its business, such as cleaning supplies and photocopy materials, Tenant may generate, treat, store, or dispose of or release Hazardous Materials only with the express prior consent of Landlord, and then only to the extent that any generation, treatment, storage, disposal, or release of Hazardous Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable Environmental Laws and (ii) in compliance with any terms and conditions stated in said prior approval by Landlord. Tenant may use such Hazardous Materials in the ordinary course of business, provided that such use is in accordance with all applicable Environmental Laws, and applicable manufacturer instructions, and provided further that Tenant may not release any Hazardous Materials except as provided by the applicable Environmental Laws, and specifically may not discharge any Hazardous Materials in any public sewer or any drain and/or drainpipe leading or connected thereto. Tenant shall hold Landlord harmless from any such generation, treatment, storage, disposal, or release of Hazardous Materials by Tenant, including any costs of all necessary cleanup activities occasioned by Tenant's action, whether during the term hereof or after termination of this Lease. Landlord agrees to indemnify, defend, and hold harmless Tenant from any losses, costs, damages, fines, penalties, expenses, or attorneys' fees with respect to claims to damage to property or injury or death to persons arising from the presence of Hazardous Materials on or about the Premises at the time of Tenant's possession, or arising from Landlord's noncompliance with, or violation of, any Environmental Laws. Landlord represents and warrants that, as of the Commencement Date of the term, the Premises shall be delivered to Tenant in compliance with all Environmental Laws.

        SECTION 34. CAPTIONS The captions to the Sections of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

        SECTION 35. BROKER As part of the consideration for the granting of this Lease, Landlord and Tenant represent and warrant to each other that no brokers negotiated or were instrumental in negotiating or consummating this Lease. Landlord and Tenant covenant and agree to defend, indemnify and save harmless each other from and against any claims for brokerage or other commissions, similar fees or compensation for any service rendered at its instance by any other person in connection with this Lease.

        SECTION 36. QUIET ENJOYMENT Upon Tenant's paying the Base Rent and Additional Rent and observing and performing all of Tenant's other obligations under this Lease, Tenant shall quietly enjoy the Premises free of hindrance and molestation by Landlord, subject however, to the terms of this Lease, and any Mortgages.

        SECTION 37. SUCCESSORS The terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

        SECTION 38. ENTIRE AGREEMENT This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

        SECTION 39. LANDLORD'S SUCCESSORS. The term "Landlord" as used in this Lease shall be limited to mean and include only Great American Insurance Company, their successors and assigns, so that in the event of any subsequent transfer of Landlord's interest herein, the previous landlord shall be entirely released with respect to the performance of all subsequently accruing covenants and obligations on the part of Landlord.

        SECTION 40. MEMORANDUM OF LEASE The full text of this Lease shall not be recorded by either party.

        SECTION 41. SEVERABILITY If any term or condition of this Lease or its application to any person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted by any governmental entity having jurisdiction, this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and shall be enforceable to the extent permitted by law.

        SECTION 42. LIMITATION UPON LIABILITY If Landlord, or any successor or assign, fails to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and as a consequence of such default Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Building, and neither Landlord nor, if Landlord be a partnership, any of the partners comprising Landlord, will be liable for any deficiency. It is understood that in no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Building as hereinbefore expressly provided. In the event of the sale or other transfer of Landlord's right, title and interest in the Premises or the Building, Landlord will be released thereby from all liability and obligations hereunder.

        SECTION 43. RELOCATION OF PREMISES. Landlord shall have the right, at its option, upon at least thirty (30) days' prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described herein other space in the Building containing at least as many square feet as the Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality as those in the Premises. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matters pertinent thereto.

        SECTION 44. BANKRUPTCY Nothing contained in this Section 46 shall be deemed in any manner to limit Landlord's rights and remedies under the Bankruptcy Code, as presently existing or as may hereafter be amended. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor or as debtor in possession, agrees:

                (a) To perform promptly and fully each and every obligation of Tenant under this Lease, until such time as this Lease is either rejected or assumed by order of a United States Bankruptcy Court or other United States Court of competent jurisdiction; or deemed rejected by operation of law, pursuant to 11 U.S.C. Section 365(c)(4).

                (b) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as rent, shall constitute "rent" for the purposes of
Section 502(b)(6) of the Bankruptcy Code including, but not limited to, reasonable attorneys' fees incurred by Landlord by reason of Tenant's bankruptcy.

                (c) Included within and in addition to any other conditions or obligations imposed upon Tenant in the event of assumption and/or assignment are the following:

                        (1) In the event of assignment, the execution and delivery to Landlord of an instrument by which the assignee assumes all of the obligations arising under this Lease from and after the date of assignment pursuant to the provisions of the Bankruptcy Code.

                        (2) The cure of any defaults and the compensation of pecuniary loss resulting from any such default, within thirty (30) days after assumption.

                        (3) The use of the Premises as set forth herein, it being understood and agreed that compliance with the provisions of this Lease is essential to preserve the tenant mix in the Building.

                        (4) In the event of assignment, the assignee may not exercise any option to extend the term of this Lease.

                        (5) Adequate assurance of future performance under this Lease, for the purposes of assumption and/or assignment, shall include adequate assurance:

                                (i) of the source of rent and other
consideration due under this Lease, and in the event of assignment, that the Lease and the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be at least equal to the financial condition and operating performance of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

                                (ii) that assumption or assignment of this Lease
is subject to all the provisions hereof, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to the Building;

                                (iii) that assumption or assignment of this
Lease will not disrupt any tenant mix or balance in the Building.

                        (6) The adequate assurance and demonstration in writing by a debtor, debtor in possession or assignee of such debtor in possession of such party's sufficient background including, but not limited to, experience in downtown locations and financial ability to operate out of the Premises pursuant to the terms and conditions of this Lease and to meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease.

                        (7) The Premises, at all times, remain a single office and no physical changes of any kind are made thereto unless in compliance with the applicable provisions of this Lease.

                (d) No default of this Lease by Tenant, either prior to or subsequent to the filing of any such petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

        SECTION 45. RELATIONSHIP OF PARTIES It is the intention of this Lease to create the relation of landlord and tenant between the parties hereto and no other relation whatsoever. Nothing herein contained shall be construed to make the parties partners or joint venturers, or to render either party liable for any of the debts or obligations of the other party.

        SECTION 46. GOVERNING LAW This Lease shall be governed by and construed in accordance with the laws of the State of Missouri.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


Signed and acknowledged                        LANDLORD:
in the presence of:
                                               GREAT AMERICAN INSURANCE
                                               COMPANY, an Ohio corporation

-------------------------------                By:------------------------------
                                               Name: Ronald C. Hayes
                                                    ----------------------------
                                               Title:   Assistant Vice President
                                                     ---------------------------


                                               TENANT:

                                               INFINITY PROPERTY AND CASUALTY
                                               CORPORATION, An Ohio corporation

-------------------------------                By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


STATE OF OHIO             )
                          ) SS
COUNTY OF HAMILTON        )

        The foregoing instrument was acknowledged before me this ______ day of _____________, 2003, by Ronald C. Hayes, Assistant Vice President of Great American Insurance Company, an Ohio corporation, acting on behalf of said corporation, Landlord.

                                                   -----------------------------
                                                   NOTARY PUBLIC

STATE OF OHIO             )
                          ) SS
COUNTY OF HAMILTON        )

        The foregoing instrument was acknowledged before me this ______ day of _____________, 2003, by Infinity Property and Casualty Corporation, an Ohio corporation, by ______________ , its _________________, for and on behalf of said corporation.


                                                   -----------------------------
                                                   NOTARY PUBLIC

                                    EXHIBIT A

                             DESCRIPTION OF BUILDING

                                   EXHIBIT A-1

                                   FLOOR PLAN

                                    EXHIBIT B

                     RULES AND REGULATIONS FOR THE BUILDING

        1. Common Areas. Tenant shall not use the Common Areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules and Regulations. Tenant shall not allow anything to remain in any passageway, sidewalk, corridor, stairway, entrance, exit, elevator, shipping area, or other area outside the Premises.

        2. Deliveries. Furniture, inventory, and all other deliveries may be brought into the Building only at times and in the manner designated by Landlord, in compliance with all laws, and always at Tenant's sole risk. Tenant's use of any freight elevators, loading, and service areas at the Building shall be subject to scheduling by Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Building, any item normally taken, or which Landlord otherwise requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all inventory, supplies, furniture, equipment, and other items as soon as received, directly to the Premises. Tenant shall advise and cause its vendors to deliver merchandise only at those times established by Landlord. All deliveries are to be made to designated service or receiving areas, and Tenant shall request delivery trucks to approach such service or receiving areas only upon the designated service routes and drives.

        3. Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains and sewers, and other plumbing fixtures, equipment, and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and Tenant shall properly install, maintain, clean, repair, and replace adequate grease traps. Without limiting the foregoing in any way, Tenant shall not dispose in sinks or commodes the following: plastic products, feminine hygiene products, tea bags, coffee grounds, cooking fats or cooking oils, food residue, petroleum products, paint products, or any other item which the same are not designed to receive.

        4. Roof: Awnings and Projections. Tenant shall not install any aerial, antennae, satellite dish, or any other device on the roof, exterior walls, or Common Areas of the Building. No awning or other projection shall be attached by or for Tenant to the exterior walls of the Premises or the Building of which it is a part. Under no circumstances shall any penetrations through the roof be made by Tenant without the prior written consent of Landlord.

        5. Overloading Floors. Tenant shall not overload any floor or part thereof in the Premises, including any public corridors or elevators therein, and Landlord may direct and control the location of safes, vaults, and all other heavy articles and require supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight at Tenant's expense, including expenses for structural review and engineering.

        6. Closing and Locking Doors. Unless permitted by Landlord, all doors are to remain closed at all times except while in actual use. Tenant is responsible for the locking of doors to the Premises.

        7. Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights (except signs required to be illuminated hereunder), water faucets, and other utilities in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes). This provision shall not imply that Tenant may leave the Premises unattended in violation of the operating requirements set forth elsewhere in this Lease.

        8. Locks. Unless approved by Landlord, no additional locks or similar devices shall be attached to any door. All keys must be acquired from Landlord. If additional keys are required, other than the standard number of keys provided by Landlord, Landlord agrees to provide Tenant with copies of said keys upon payment by Tenant of the cost involved in duplicating said keys. Upon termination of this Lease or Tenant's possession, Tenant shall surrender all keys of the Premises and to provide Landlord with all combinations for locks on safes, cabinets and vaults.

        9. Food, Beverages, Game, and Vending Machines. Tenant shall not: (i) use the Premises for the manufacture, preparation, display, sale, barter, trade, gift, or service of food or beverages, including without limitation, intoxicating liquors; or (ii) install, operate, or use any video, electronic, or pinball game or machine, or any coin or token operated vending machine or device to provide products, merchandise, food, beverages, candy, cigarettes, or other commodities or services, including, but not limited to, pay telephones, pay lockers, pay toilets, scales, and amusement devices; provided, however, that Tenant may install vending machines for the sale of non-alcoholic beverages, food, and candy in an area not visible from the sales area or exterior of the Premises for the exclusive use of Tenant's employees.

        10. Going-Out-Of-Business Sales and Auctions. Tenant shall not use or permit any other party to use the Premises for any distress, fire, bankruptcy, close-out, "lost our lease", or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

        11. Landlord's Trade Name and Trademarks. No symbol, design, name, mark, or insignia adopted by Landlord for the Building, or picture or likeness of the Building, shall be used by Tenant without the prior written consent of Landlord.

        12. Advertising and Signage. Unless expressly permitted by Landlord, such permission not to be unreasonably withheld, conditioned or delayed, no signage, advertising or other lettering shall be affixed to any part of the Building, inside or outside. Landlord reserves the right to remove any unapproved signage or lettering without notice to Tenant.

        13. Windows and Projections. Landlord shall not permit anything affixed to the window glass, nor will Landlord allow anything to project beyond or be placed on the window ledge. All windows are to remain closed when the Building's heating and ventilating system is in operation. Tenant agrees not to allow anything to be dropped or thrown from the windows or window ledges.

        14. Bicycles and Animals. Without prior consent of Landlord, no bicycles or other vehicles shall be permitted in the Building. Animals are prohibited from the Building.

        15. Noises and Nuisances. Tenant shall not make or permit any noises or odors that are objectionable to Landlord or the other occupants of the Building. In addition, Tenant shall not disturb, solicit or canvass any occupant or visitor to the Building.

        16. Solicitors. Landlord reserves the right to exclude or eject any or all solicitors, canvassers, peddlers or any other class of person(s) who conduct themselves in such a manner that is in annoyance to the tenants of the Building and interferes with the Building operation or security.

        17. Obstructions. Unless permitted by Landlord, Tenant shall not obstruct the ingress or egress of the sidewalks, entrances, corridors, hallways, vestibules, elevators or stairways. Tenant agrees not to place any floor mats in the hallways and corridors.

        18. Non-Smoking Building. In accordance with the Surgeon General of the United States, to maintain a healthy work environment, Landlord designates the Building a non-smoking building. It is Tenant's responsibility to see that all staff and clientele are made aware of this policy and its enforcement.

        19. Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules and Regulations, as they may be amended, by Tenant's employees and, as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers.

        20. Additional Rules. Landlord reserves the right to make further rules and regulations as deemed necessary in order to maintain the highest quality of operation, safety and cleanliness for all tenants, clients and visitors of the Building.